UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Ms. Fritzi G. Woods, a member of the Board of Directors of Ignite Restaurant Group, Inc. (the “Company”), died unexpectedly on September 18, 2013.  Ms. Woods served as an independent member of the Audit Committee as well as chair of the Corporate Governance and Nominating Committee.

On October 7, 2013, the Company notified the NASDAQ Stock Market, LLC (“NASDAQ”) of Ms. Woods’ death, and that the Company has determined to rely on the cure period set forth in Listing Rule 5605(c)(4)(B) of the NASDAQ Listing Rules with respect to the composition of its Audit Committee.

On October 9, 2013 the Company received a response letter from NASDAQ acknowledging the Company’s non-compliance with Rule 5605.  The NASDAQ letter further provided that consistent with Listing Rule 5605(c)(4)(B), NASDAQ will provide the Company with a cure period in order to regain compliance until the earlier to occur of (i) its next annual stockholders meeting or  September 18, 2014; or (ii) if the next annual shareholders’ meeting is held before March 17, 2014, then the Company must evidence compliance no later than March 17, 2014.

The Company expects to regain compliance with Rule 5605 prior to the expiration of the cure period provided by NASDAQ.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2013

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

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